                                                                    EXHIBIT 4(F)

                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                      METROPOLITAN GOVERNMENT OF NASHVILLE
                               AND DAVIDSON COUNTY

                   (A TENNESSEE PUBLIC NONPROFIT CORPORATION)

                                       TO

                         NATIONSBANK OF TENNESSEE, N.A.
                        (A NATIONAL BANKING ASSOCIATION)

                              NASHVILLE, TENNESSEE

                                     TRUSTEE

                        INDENTURE DATED AS OF MAY 1, 1993

                   ------------------------------------------

                 RELATING TO THE INDUSTRIAL DEVELOPMENT BOARD OF
                    THE METROPOLITAN GOVERNMENT OF NASHVILLE
                   AND DAVIDSON COUNTY INDUSTRIAL DEVELOPMENT
                     REVENUE REFUNDING AND IMPROVEMENT BONDS
                     (OSCO TREATMENT SYSTEMS, INC. PROJECT)

                                                    This instrument prepared by:
                                                    Bass, Berry & Sims (CKW)
                                                    First American Center
                                                    Nashville, Tennessee 37238

                                TABLE OF CONTENTS

ARTICLE NO.                                                                Page
                                                                           ----
                  Form of Series 1993 Bond                                   2

                  Granting Clauses                                          10

     I   Definitions                                                        12

    II   Execution, Authentication, Maturity,
                  Form and Registration of Bonds                            16

   III   The Series 1993 Bonds and Bonds of
                  Other Series                                              19

    IV   Accounts and Investment of Funds                                   23

     V   Redemption of Bonds                                                26

    VI   Covenants of the Issuer and Release of Property                    28

   VII   Events of Default; Remedies                                        35

  VIII   Concerning the Trustee                                             41

    IX   Evidence of Rights of Bondholders                                  48

     X   Supplemental Indenture                                             49

    XI   Defeasance; Unclaimed Moneys                                       52

   XII   Miscellaneous Provisions                                           53

----------------------------------------------------------------


This table of contents is provided for purposes of convenience only and does not constitute a part of the Indenture.

         THIS INDENTURE, made and entered into as of the 1st day of May, 1993, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY, a public nonprofit corporation organized and existing under and by virtue of the laws of the State of Tennessee (hereinafter called the "Issuer"), party of the first part, and NATIONSBANK OF TENNESSEE, N.A., a national banking association duly qualified to accept and administer the trusts hereby created (hereinafter called the "Trustee"), and having its principal place of business in Nashville, Tennessee, party of the second part, as Trustee;

                              W I T N E S S E T H:

         WHEREAS, the Issuer is a public nonprofit corporation and a public instrumentality of The Metropolitan Government of Nashville and Davidson County, Tennessee, and is authorized under Sections 7-53-101 to 7-53-311, inclusive, of Tennessee Code Annotated, as amended (hereinafter called the "Act") to enter into loan agreements with manufacturing, industrial, commercial and financial enterprises with respect to one or more projects for such payments and upon such terms and conditions as the board of directors of the Issuer may deem advisable in accordance with the provisions of the Act in order to facilitate the disposal of solid waste; and

         WHEREAS, the Issuer has heretofore issued its Industrial Development Revenue Bonds, Series 1989 (OSCO Treatment Systems, Inc. Project) (the "1989 Bonds") pursuant to the Act and pursuant to an Indenture of Trust dated as of December 1, 1989, as amended by a First Supplemental Indenture of Trust dated as of January 1, 1991 (the "Prior Indenture") between the Issuer and NationsBank of Tennessee, N.A. (formerly, Sovran Bank/Central South) (the "Prior Trustee") to pay a portion of the costs of acquiring and constructing a hazardous waste disposal facility in Nashville, Tennessee; and

         WHEREAS, the Issuer loaned the proceeds of the sale of the 1989 Bonds to OSCO Treatment Systems, Inc., a Tennessee corporation (the "Company"), pursuant to a Loan Agreement dated as of December 1, 1989, as amended by a First Amendment to Loan Agreement dated as of January 1, 1991 (the "Prior Loan Agreement"); and

         WHEREAS, the Issuer has heretofore issued its Industrial Development Revenue Bonds, Series 1991 (OSCO Treatment Systems, Inc. Project) (the "1991 Bonds") pursuant to the authority of the Act and pursuant to the Prior Indenture, to defray the costs of certain improvements to the project financed with the 1989 Bonds; and

         WHEREAS, the Issuer loaned the proceeds of the sale of the 1991 Bonds to the Company pursuant to the Prior Loan Agreement; and

         WHEREAS, the Issuer is authorized and empowered by the provisions of the Act to issue refunding bonds for the purpose of refunding the 1989 Bonds and the 1991 Bonds and to secure such refunding bonds as provided in the Act; and

         WHEREAS, there are currently outstanding $6,630,000 principal amount of the 1989 Bonds and $1,330,000 principal amount of the 1991 Bonds; and

         WHEREAS, the Company has requested that the Issuer issue bonds in the aggregate principal amount of $15,700,000 and loan the proceeds of the sale thereof to the Company to (i) prepay its obligations under the Prior Loan Agreement and thereby refund the outstanding 1989 Bonds and 1991 Bonds, and (ii) finance the construction, acquisition and installation of modifications and improvements to the facilities financed by the 1989 Bonds and the 1991 Bonds; and

         WHEREAS, the Issuer by due action has authorized the issuance under the Act of $15,700,000 of its Industrial Development Revenue Refunding and Improvement Bonds, Series 1993 (OSCO Treatment Systems, Inc. Project) (the "1993 Bonds") in order to assist the Company through savings to be realized through the refunding of the 1989 Bonds and the 1991 Bonds with the proceeds of the 1993 Bonds and through financing such improvements; and

         WHEREAS, the Issuer is authorized and empowered by the provisions of the Act to issue, sell and deliver the 1993 Bonds for the purposes set forth above and to enter into this Indenture and a Loan Agreement dated as of May 1, 1993, as the same may be amended or supplemented from time to time (the "Agreement"); and

         WHEREAS, the Series 1993 Bonds shall be substantially in the following form with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture:

                           (Form of Series 1993 Bond)
                            UNITED STATES OF AMERICA
                               STATE OF TENNESSEE
                       THE INDUSTRIAL DEVELOPMENT BOARD OF
                    THE METROPOLITAN GOVERNMENT OF NASHVILLE
                               AND DAVIDSON COUNTY
          Industrial Development Revenue Refunding and Improvement Bond
                     (OSCO Treatment Systems, Inc. Project)
                                   Series 1993

NO. R-____

         The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, a public non-profit corporation created and existing by virtue of the laws of the State of Tennessee (hereinafter called the "Issuer"), for value received, hereby promises to pay, but solely from the source as hereinafter provided, to the Registered Owner, or registered assigns, on the Maturity Date identified below the Principal Amount identified below and in like manner to pay interest on said sum from the Interest Payment Date (defined herein) next preceding the Date of Authentication shown below, unless such date is an Interest Payment Date, in which event from the Date of Authentication, or if such date is prior to any Interest Payment Date, from May 1, 1993, at the fixed Rate of Interest per annum (computed on the basis of a 360 day year containing 12 30-day months) set forth below on November 1, 1993 and semi-annually thereafter on May 1 and November 1 of each year (each an "Interest Payment Date") until said principal sum is paid, except as the provisions hereinafter set forth with respect to redemption prior to maturity may become applicable hereto.

Registered Owner:

Dated Date:  Maturity Date: Principal Amount: Rate of Interest:

May 1, 1993   May 1, 2003

The principal of and redemption premium, if any, on this Bond are payable in lawful money of the United States of America upon presentation of this Bond at the principal corporate trust office of NationsBank of Tennessee, N.A., Nashville, Tennessee, as Trustee, or its successor in trust (hereinafter referred to as the "Trustee"), or at such other location as may be specified by the Trustee. Payment of each installment of interest shall be made to the Registered Owner hereof who shall appear on the registration books of the Issuer maintained by the Trustee at the close of business on the 15th day next preceding the Interest Payment Date and shall be paid by check or draft of the Trustee to such Registered Owner at the address as it appears on such registration books or at such other address as may be furnished in writing by such Registered Owner to the Trustee.

         Reference is hereby made to the additional provisions of this Bond set forth on the reverse side hereof and such additional provisions shall for all purposes have the same effect as if set forth on the front side thereof.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Bond thereby secured, or under any judgment obtained against the Issuer or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of the Indenture, shall be had against any incorporator, member, director or officer, as such, past, present or future, of the Issuer, either directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to the holder of any Bond issued thereunder or otherwise, of any sum that may be due and unpaid by the Issuer upon any such Bond. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director or officer, as such, to respond by reason of any act or omission on his part or otherwise for the payment for or to the

Issuer or any receiver thereof, or for or to the holder of any Bond issued thereunder or otherwise, of any sum that may remain due and unpaid upon the Bonds thereby secured or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture and the issue of the Series 1993 Bonds.

         The law pursuant to which this Bond is issued requires that the following statement appear on the face hereof:

         Neither this Bond nor the interest hereon shall be taxed by the State of Tennessee or any county or municipality thereof.

However, such interest may be subject to the Tennessee corporate excise tax and a Tennessee privilege tax imposed on savings and loan associations, and the Bond may be subject to the Tennessee inheritance, gift and estate taxes.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

         IN WITNESS WHEREOF, The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County has caused this Bond to be executed in its name by the facsimile signature of the Chairman and attested by the facsimile signature of its Secretary, and its corporate seal to be hereunto affixed or printed hereon.

                                               THE INDUSTRIAL DEVELOPMENT BOARD
                                               OF THE METROPOLITAN GOVERNMENT OF
                                               NASHVILLE AND DAVIDSON COUNTY

                                               By:
                                                  -----------------
                                                               Chairman

ATTEST:

--------------------
                  Secretary

         (facsimile seal)

                (Form of Trustee's Certificate of Authentication)

         This Bond is one of the Bonds described in the within-mentioned Indenture.

Date of Authentication:             NATIONSBANK OF TENNESSEE, N.A.,
                                         as Trustee

_______________________             By:___________________
                                                   Authorized Officer



                             (ADDITIONAL PROVISIONS)

         This Bond is one of a duly authorized issue of Bonds of the Issuer known as "The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Industrial Development Revenue Refunding and Improvement Bonds (OSCO Treatment Systems, Inc. Project) Series 1993" (the "Series 1993 Bonds") in an aggregate principal amount of Fifteen Million Seven Hundred Thousand Dollars ($15,700,000). All of the Series 1993 Bonds are issued under and equally and ratably secured as to principal, premium, if any, and interest by an Indenture (hereinafter called the "Indenture") dated as of May 1, 1993 executed by the Issuer and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for description of the trust estate, the nature and extent of the security, and a statement of the terms and conditions upon which the Series 1993 Bonds are issued and secured, the rights of the holders thereof and of the Trustee thereunder, and the indebtedness which is equally secured. As provided in the Indenture, bonds of other series ranking equally with Series 1993 Bonds may be issued and such Bonds may vary in such manner as is provided and permitted in the Indenture. All Bonds from time to time outstanding under the terms of the Indenture are hereinafter referred to as the "Bonds".

         This Series 1993 Bond is issued in full compliance with the Constitution and statutes of the State of Tennessee, including among others Chapter 53 of Title 7, of Tennessee Code Annotated. Pursuant to law and the proceedings under which this Bond is issued, this Bond is payable solely out of revenues and receipts derived from a Loan Agreement between the Issuer and OSCO Treatment Systems, Inc., a Tennessee corporation (the "Company"), pursuant to which the Issuer has loaned money to the Company to (i) provide funds to refund all of the outstanding principal amount of the Issuer's Industrial Development Revenue Bonds, Series 1989 (OSCO Treatment Systems, Inc. Project) and Industrial Development Revenue Bonds, Series 1991 (OSCO Treatment Systems, Inc. Project), the proceeds of which were loaned to the Company to finance the acquisition, construction, equipping and improvement of the Company's hazardous waste treatment facility in Nashville, Tennessee, and (ii) provide funds for the construction, acquisition and installation of modifications and improvements to the facilities financed by such prior bonds. The obligations of the Company under the Loan Agreement have been secured by a Deed of Trust and a Security Agreement pursuant to which the Company has granted a first lien on the project to be financed and refinanced with the proceeds of the Bonds. The payments to be made by the Company under said Loan Agreement have been assigned to the Trustee as security for the Bonds, and such payments are sufficient to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable. Laidlaw Inc., a Canadian corporation, has unconditionally guaranteed to the Trustee for the benefit of the holders of the Series 1993 Bonds the full and prompt payment of principal of, premium, if any, and interest on the Series 1993 Bonds pursuant to the Guaranty Agreement between them dated May 1, 1993. The Metropolitan Government of Nashville and Davidson County, Tennessee shall in no event be liable for the payment of principal of, premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligations or agreement of any kind whatsoever of the Issuer and none of the Bonds nor any of the Issuer's agreements or obligations shall be construed to constitute an indebtedness of The Metropolitan Government of Nashville and Davidson County, Tennessee, within the meaning of any constitutional or statutory provisions whatsoever.

         As provided in, and to the extent permitted by, Section 10.02 of the Indenture or any indenture supplemental thereto, the rights and obligations of the Issuer and of the holders of the Bonds may be modified by the Issuer with the written consent of the holders of 66-2/3% in aggregate principal amount of the Bonds then outstanding; provided, however, that no such modification shall effect the reduction of or the extension of the stated time of payment of, the principal hereof or of the interest of or premium, if any, hereon or permit the creation of any lien on the trust estate prior to or on a parity with the lien of said Indenture (except for additional parity Bonds to the extent permitted by the Indenture) or deprive the holder hereof of the lien created by said Indenture on the trust estate without the consent of the holder hereof.

         The Series 1993 Bonds are not subject to redemption prior to maturity except as hereinafter provided.

         As set forth in Section 5.04 of the Indenture, the Series 1993 Bonds are subject to redemption as a whole, at any time, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date, if one or more of the following events shall have occurred:

                  (a) the Project (as defined in the Indenture) shall have been damaged or destroyed to such an extent either (i) as to render the Project unsatisfactory to the Company for the purposes for which the same was used immediately prior to such damage or destruction, or (ii) that the Company deems it unwise to rebuild, repair and restore the Project (to be determined in the sole judgment of the Company) or (iii) that the restoration costs would exceed the proceeds of insurance;

                  (b) title to, or the temporary use or control of, the whole or substantially all of the Project shall have been taken by the exercise of the power of eminent domain or condemnation or if such use or control of a substantial part of the Project shall be so taken as results in rendering the Project unsatisfactory to the Company for the purpose for which same was used immediately prior to such taking or condemnation (to be determined in the sole judgment of the Company); or

                  (c) the result of any condition of Force Majeure (as defined in the Indenture) is in the sole judgment of the Company to cause the Project to operate at substantially less than the capacity for which it was designed.

         As set forth in Section 5.04 of the Indenture, the Series 1993 Bonds are subject to redemption as a whole or in part (less than all of such Bonds to be selected by lot in such manner as may be designated by the Trustee) at any time at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date, if one or more of the following events shall have occurred:

                  (a) any condemnation proceeds are received by the Trustee which are not applied to the restoration or rebuilding of the Project; or

                  (b) any title insurance proceeds are received by the Trustee which are not applied to remedy the defect in the title of the property for which such payment is made.

         As provided in Section 5.05 of the Indenture, the Series 1993 Bonds are subject to mandatory redemption as a whole, and not in part, on the sixtieth
(60th) day following a "Determination of Taxability" as defined in the Indenture, at a redemption price equal to 100% of the principal amount of the Series 1993 Bonds, without redemption premium, to be redeemed and accrued interest thereon to the date fixed for redemption.

         As provided in Section 5.07 of the Indenture, notice of redemption (unless waived by the registered owner) shall be given by first class mail postage prepaid not less than 30 nor more than 60 days before the redemption date, to the registered owner of any Bond to be redeemed. Any notice of redemption which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the owner receives the notice. Failure to give notice by mail or any defect in the notice to the owner of any Bond designated for redemption shall not affect the validity of the proceedings for redemption.

         As provided in Section 2.06 of the Indenture, this Bond is transferable by the Registered Owner hereof in person or by his attorney duly authorized in writing at the main corporate trust office of the Trustee in Nashville, Tennessee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Series 1993 Bond or Bonds, of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor.

         As provided in Section 2.06 of the Indenture, the Issuer and the Trustee may deem and treat the Registered Owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of principal hereof, premium, if any, and interest due hereon and for all other purposes and neither the Issuer nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

         As provided in Section 3.01 of the Indenture, the Series 1993 Bonds are issuable as fully registered Bonds in the denominations of $5,000 and any integral multiple thereof.

         The principal hereof may be declared or may become due on the conditions and in the manner and at the time set forth in Article VII of the Indenture upon the occurrence of an event of default as in the Indenture provided. As provided in Section 7.05 of the Indenture, no Bondholder shall have any right to bring any action or otherwise to enforce any provision of the Indenture unless the holders of 25% in aggregate principal amount of the Bonds then outstanding shall have in writing requested the Trustee to take such action and have offered the Trustee such reasonable indemnity as it may require against expenses and liabilities to be incurred, and the Trustee shall have neglected for 60 days to take such action; provided, however, that the right of any holder of any Bond to receive payment of the principal thereof and/or interest thereon when due or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.


                                   ASSIGNMENT

         FOR VALUE RECEIVED, ______________________________________ hereby sell, assign, and transfer unto ____________________________________the within Bond, together with accrued interest thereon, and all right, title and interest thereto, and hereby irrevocably authorize and appoint __________________________ Attorney, to transfer said Bond on the books of the within-named Issuer with full power of substitution in the premises.

         Dated: ______________________, ________.

                                             ----------------------------------


                                             NOTICE: The signature to this
                                             assignment must correspond with
                                             the name as it appears upon the
                                             face of the within Bond in every
                                             particular, without alteration or
                                             enlargement or any change whatever.


Signature guaranteed:
                     ------------------------

Notice: Signatures must be guaranteed by an institution which is a Participant in the Securities

Transfer Agent Medallion Program ("STAMP")or similar program.

                               (End of Bond Form)

         WHEREAS, all things necessary to make the Series 1993 Bonds, when authenticated by the Trustee and issued, as in this Indenture provided, valid, binding and legal special obligations of the Issuer, and to constitute this Indenture a valid and binding agreement securing the payment of the principal of, redemption premium, if any, and interest on all Bonds issued and to be issued hereunder, have been done and performed and the creation, execution and delivery of this Indenture and the creation, execution and issuance of said Bonds, subject to the terms hereof, have in all respects been authorized;

         NOW, THEREFORE, THIS INDENTURE FURTHER WITNESSETH:

         That The Industrial Development Board of The Metropolitan Government of Nashville and Davidson County, party of the first part, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of One Dollar ($1.00) of lawful money of the United States of America to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under this Indenture according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, has granted, bargained, sold, warranted, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and does by these presents hereby grant, bargain, sell, warrant, alienate, demise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee and to its successors in the trusts hereby created, and to it and its assigns, forever, all of the Issuer's estate, right, title and interest in, to and under the following described property, rights and interests (herein sometimes referred to as the "mortgaged property" or "Trust Estate"), to wit:

                                   DIVISION I

         All right, title and interest of the Issuer in and to the Agreement (except for the Issuer's right to expenses under Section 4.03 of the Agreement), it being the intent and purpose hereof that the assignment and transfer to the Trustee of the payments and other sums due and to become due under the Agreement shall be effective and operative immediately and shall continue in force and effect, and the Trustee shall have the right to collect and receive said payments and other sums for application in accordance with the provisions hereof, at all times during the period from and after the date of this Indenture until the indebtedness hereby secured shall have been fully paid and discharged, including without limitation at all times after the institution and during the pendency of foreclosure proceedings and after any sale on foreclosure. The Issuer, however, is to remain liable to observe and perform all the conditions and covenants in said Agreement provided to be observed and performed by it.

                                   DIVISION II

         The Deed of Trust (which is of record in Book ____, page ___, Register's Office of Davidson County, Tennessee), the Security Agreement, and all right, title and interest of the Issuer in and to the property from time to time subject to the Deed of Trust and the Security Agreement.

                                  DIVISION III

         All moneys and securities held by the Trustee in any of the funds or accounts established under this Indenture.

                                   DIVISION IV

         All property which is by the express provisions of this Indenture required to be subject to the lien hereof and any additional property that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof, by the Issuer or by anyone on its behalf, and the Trustee is hereby authorized to receive the same at any time as additional security hereunder.

         TO HAVE AND TO HOLD, all and singular, the trust estate, including all additional property which by the terms hereof has or may become subject to the encumbrance of this Indenture, unto the Trustee and its successors and assigns, forever.

         IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders from time to time of the Bonds authenticated and delivered hereunder and issued by the Issuer and outstanding, without preference, priority or distinction as to lien or otherwise of any one of said Bonds over any other or others of said Bonds to the end that each holder of such Bonds has the same rights, privileges and lien under and by virtue of this Indenture; and conditioned, however, that if the Issuer shall well and truly pay or cause to be paid fully and promptly when due all indebtedness, liabilities, obligations and sums at any time secured hereby, including interest and reasonable attorney's fees, and shall promptly, faithfully and strictly keep, perform and observe or cause to be kept, performed and observed all of its covenants, warranties and agreements contained herein, then and in such event this Indenture shall be and become void and of no further force and effect, otherwise the same shall remain in full force and effect, and upon the trust and subject to the covenants and conditions hereinafter set forth.

                                    ARTICLE I

                                   Definitions

         Section 1.01. In addition to words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture and in the Bonds shall have the following meanings, unless some other meaning is plainly intended:

         "Act" means the provisions of Chapter 53 of Title 7 of Tennessee Code Annotated, as may be amended from time to time.

         "Agreement" means the Loan Agreement of even date herewith between the Issuer and the Company, as may be amended from time to time.

         "Authorized Company Representative" means the person at the time designated to act on behalf of the Company pursuant to Section 2.09 of the Agreement.

         "Authorized Newspaper" means a newspaper of general circulation in Nashville, Tennessee, printed in the English language, customarily published on each business day whether or not published on Saturdays, Sundays or holidays.

         "Bond Fund" means the account established under Section 4.01 hereof.

         "Bondholder" and "holder" shall mean the registered owner of a Bond.

         "Bonds" means the bonds of all series from time to time authenticated and delivered under this Indenture.

         "Building" means the Existing Building and the Modifications.

         "Business Day" means a day on which banks in the States of New York and Tennessee are not required or authorized by law to remain closed and on which The New York Stock Exchange is not closed.

         "Certified Resolution" with reference to the Issuer means a copy of a resolution certified by the Secretary of the Issuer to have been duly passed and adopted by the Board of Directors of the Issuer at a meeting duly called and convened.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

         "Company" shall mean OSCO Treatment Systems, Inc., a Tennessee corporation.

         "Construction Fund" means the account established under Section 4.04 hereof.

         The word "continuing" as applied to an event of default, means any event of default not cured or waived.

         "Deed of Trust" shall mean that certain Deed of Trust of even date herewith from the Company to Charles K. Wray, as trustee thereunder, securing the obligations of the Company under the Agreement.

         "Determination of Taxability" means the issuance of a statutory notice of deficiency by the Internal Revenue Service which holds in effect that the interest payable on any of the Series 1993 Bonds is includable in the gross income of a holder thereof (other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of such terms as used in Section 147 of the
Code) for federal income tax purposes. Such a Determination of Taxability shall be deemed to have occurred on the date borne by said statutory notice of deficiency.

         "Equipment" means all items of machinery, equipment, furniture and similar property now or hereafter located on or used in connection with the Building or elsewhere on the Land.

         "Events of Default" is defined in Section 7.01 hereof.

         "Existing Building" shall mean the building, and all other improvements not constituting part of the Existing Equipment, which have been constructed on the Land.

         "Existing Equipment" means those items of machinery, equipment and related property heretofore acquired and installed in the Existing Building or elsewhere on the Land.

         "Existing Project" means the Land, the Existing Building and the Existing Equipment.

         "Fiscal Year" shall mean the period commencing on the first day of May of any year and ending on the last day of April of the next succeeding year.

         "Force Majeure" means without limitation acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, insurrections, labor violence, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraints of government and people, civil disturbances, explosions, breakage, or accidents to machinery, transmission pipes or canals, delays in delivery of materials, machines or component parts thereof or equipment, partial or entire failure of utilities, commercial frustration or any other cause or event not reasonably within the control of or foreseeable by the party obliged to perform.

         "Government Obligations" shall mean any obligation to the timely payment of which the full faith and credit of the United States of America are pledged.

         "Guarantor" means Laidlaw Inc., a Canadian corporation.

         "Guaranty Agreement" means that certain Guaranty Agreement of even date herewith from the Guarantor to the Trustee.

         "Indenture" shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto.

         "Installment Payments" means the payments set forth in Section 3.01 of the Agreement.

         "Interest Payment Date" means each May 1 and November 1, commencing November 1, 1993.

         "Issuer" shall mean The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, a Tennessee public nonprofit corporation.

         "Land" shall mean the real property in Davidson County, Tennessee conveyed to the Company by deed of record in Book 8007, page 216, Register's Office of Davidson County, Tennessee.

         "Modifications" means the modifications to the Existing Building to be made in accordance with Section 2.05 of the Agreement.

         "New Equipment" means those items of machinery, equipment and related property required by the Agreement to be acquired and installed in the Building or elsewhere on the Land from the proceeds of the sale of the Series 1993 Bonds.

         "New Project" means the Modifications and the New Equipment.

         "Officers' Certificate" with reference to the Company shall mean a certificate signed by the President, a Vice President or the Secretary of the Company, and with reference to the Issuer shall mean a certificate in writing signed by the Chairman or the Vice Chairman and by the Secretary or the Assistant Secretary of the Issuer.

         "Opinion of Counsel" means a written opinion of counsel who may, but need not, be counsel for the Issuer or counsel for the Company.

         "Outstanding" or "outstanding", when used with reference to Bonds, shall, subject to the provisions of Section 9.04, mean as of any particular time all the Bonds authenticated and delivered by the Trustee under this Indenture, except:

                  (a) Bonds theretofore cancelled by the Trustee or delivered to the Trustee cancelled or for cancellation;

                  (b) Bonds for the payment or redemption of which moneys or Government Obligations in the necessary amount shall have been deposited in trust with the Trustee, provided that if such Bonds are to be redeemed prior to the maturity thereof notice of such redemption shall have been given as provided in Section 5.07 or provisions satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Bonds in substitution for which other Bonds shall have been authenticated and delivered pursuant to the terms of Section 2.05 or 2.06.

         "Permitted Encumbrances" shall have the meaning ascribed to it in
Section 5.01 of the Agreement.

         "Project" shall mean the Building, the Equipment and the Land.

         "Responsible Officers" of the Trustee or any separate trustee or co-trustee hereunder shall mean the chairman of the board of directors, the president, every vice president, every assistant vice president, the cashier, every assistant cashier, the secretary, every trust officer, and every officer and assistant officer of such Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

         "Security Agreement" shall mean that certain Security Agreement of even date herewith between the Company and the Issuer, securing the obligations of the Company under the Agreement.

         "Series 1993 Bonds" shall mean the $15,700,000 principal amount of Industrial Development Revenue Refunding and Improvement Bonds (OSCO Treatment Systems, Inc. Project) Series 1993 of the Issuer from time to time outstanding under this Indenture.

         "Trust Estate", "trust estate" or "mortgaged property" shall mean the property of the Issuer which is subject to the lien of this Indenture or intended to be subject to the lien of this Indenture.

         "Trustee" shall mean NationsBank of Tennessee, N.A., a national banking association with its principal offices in Nashville, Tennessee, the party of the second part of this Indenture and its successors in interest.

         "Underwriter" means J. C. Bradford & Co., a Tennessee partnership.

         "Written Request" with reference to the Issuer shall mean a request in writing signed by the Chairman, the Vice Chairman or the Secretary of the Issuer and with reference to the Company, shall mean a request in writing signed by the President, a Vice President, the Secretary or an Assistant Secretary of the Company.

         Section 1.02. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter gender. The words "Bond", "holder", and "person" shall include the plural as well as the singular number unless the context shall otherwise indicate. The word "person" shall include corporations, associations, natural persons and public bodies unless the context shall otherwise indicate.

         Any certificate or opinion made or given by an officer of the Issuer, the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any certificate or opinion made or given by counsel may be based (insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, the Company or the Guarantor), upon the certificate or opinion of or representations by an officer or officers or officials of the Issuer, the Company or the Guarantor, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

                                   ARTICLE II

                      Execution, Authentication, Maturity,
                         Form and Registration of Bonds

         Section 2.01. The Bonds authorized to be issued under this Indenture shall be designated as "The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Industrial Development Revenue Refunding and Improvement Bonds (OSCO Treatment Systems, Inc. Project)". All Bonds issued under this Indenture shall be payable solely from the Trust Estate, including the revenues and receipts derived from the Agreement. The principal of, premium, if any, and interest on the Bonds issued hereunder are secured by an assignment of the revenues and receipts from the Trust Estate out of which the same are payable and are further secured by the lien of this Indenture on the Trust Estate.

         Section 2.02. The principal of, premium, if any, and the interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and premium, if any, on all Bonds shall be payable at the office of the Trustee, and payment of the interest on each Bond shall be made by the Trustee on each interest payment date to the person appearing on the registration books maintained by the Trustee as the registered owner thereof at the close of business on the 15th day next preceding the interest payment date by check or draft mailed to such registered owner at his address as it appears on such registration books or at such other address as may be furnished in writing by such registered owner to the Trustee. Payment of the principal of and premium, if any, on the Bonds shall be made upon the presentation and surrender of such Bonds as the same shall become due and payable.

         Section 2.03. Only Bonds authenticated by the endorsement thereon of a certificate substantially in the form hereinbefore recited, executed by the Trustee, by one of its authorized Responsible Officers, shall be valid or become obligatory for any purpose or be secured by this Indenture or shall be entitled to any benefit hereunder; and every certificate of the Trustee upon any Bond purporting to be secured hereby shall be conclusive evidence that such Bond so authenticated has been duly authenticated and delivered hereunder, and that the holder is entitled to the benefit of the trusts hereby created.

         Section 2.04. All Bonds issued and to be issued under this Indenture shall be executed in the name of the Issuer by the manual or facsimile signature of its Chairman or Vice Chairman and its corporate seal, or a facsimile thereof, affixed thereto and attested by the manual or facsimile signature of its Secretary or Assistant Secretary. In case any of the officers of the Issuer who shall have signed any Bond shall cease to be such officer before the Bond so signed shall have been actually authenticated by the Trustee or delivered or issued, such Bond may be authenticated and delivered and issued with the same effect as though the person who had signed such Bond had not ceased to be an officer of the Issuer.

         Section 2.05. Bonds of any series may be initially issued in temporary form exchangeable for definitive Bonds of the same series when ready for delivery. The temporary Bonds shall be of such denomination or denominations, as may be determined by the Issuer, and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds, it will execute and furnish definitive Bonds without delay and thereupon the temporary Bonds may be surrendered for cancellation in exchange therefor at the office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of the same series and maturity of authorized denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

         In case any temporary or definitive Bond issued hereunder shall become mutilated, or be lost, stolen or destroyed, the Issuer, in its discretion, shall issue, and the Trustee shall authenticate and deliver, a new Bond of like tenor, amount, maturity and date, and bearing the same or a different number, in exchange and substitution for, and upon the cancellation of, the mutilated Bond, or in lieu of and substitution for such lost, stolen or destroyed Bond, or if any such Bond shall have matured or shall be about to mature, instead of issuing a substituted Bond the Issuer may pay or authorize payment of such Bond without surrender thereof.

         In every case the applicant shall furnish evidence satisfactory to the Issuer and the Trustee of the destruction, theft or loss of such Bond, and indemnity satisfactory to the Trustee, which indemnity shall protect the Trustee, the Issuer and the Guarantor; and the Issuer may charge the applicant for the issue of such new Bond an amount sufficient to reimburse the Issuer for the expense incurred by it in the issue thereof.

         Section 2.06. The Trustee shall maintain at its principal corporate trust office in Nashville, Tennessee a register in which, at the Issuer's expense (other than transfer taxes, if any) the Trustee shall provide for the registration and transfer of the Bonds. Whenever any Bond shall be surrendered at such office for transfer or such other office of the Trustee as it shall designate, the Issuer at its expense will execute and deliver in exchange therefor a new Bond or Bonds of the same series and maturity, of authorized denomination or denominations, for the same aggregate principal amount as the Bond so surrendered, provided that any transfer tax relating to such transaction shall be paid by the holder requesting such transfer. The Trustee shall not be required to transfer any Bond during the period of fifteen (15) days next preceding any interest payment date of such Bond or, in the case of any proposed redemption of Bonds, during the fifteen
(15) days immediately preceding the selection of Bonds for such redemption or after such Bonds or any portion thereof have been selected for redemption. The Issuer and the Trustee may treat the person in whose name any Bond is registered as the owner of such Bond for the purpose of receiving payment of the principal of, premium, if any, and interest on such Bond and for all other purposes, whether or not such Bond be overdue, and neither the Issuer nor the Trustee shall be affected by any notice to the contrary.

                                   ARTICLE III

                 The Series 1993 Bonds and Bonds of Other Series

         Section 3.01. The first series of Bonds authorized to be issued hereunder shall be entitled "The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Industrial Development Revenue Refunding and Improvement Bonds (OSCO Treatment Systems, Inc. Project) Series 1993" and shall be in the aggregate principal amount of Fifteen Million Seven Hundred Thousand Dollars ($15,700,000). The Series 1993 Bonds shall be issuable as fully registered bonds in the denomination of $5,000 and any integral multiple thereof. The Series 1993 Bonds shall be numbered from R-1 upward.

         Interest on each Series 1993 Bond shall be payable from the Interest Payment Date next preceding the date on which it is authenticated unless such date is an Interest Payment Date, in which event from the date on which it is authenticated, or if such date is prior to any Interest Payment Date, from May 1, 1993. Interest on the Series 1993 Bonds shall be payable on May 1 and November 1 of each year commencing November 1, 1993.

         The Series 1993 Bonds and the Trustee's Certificate of Authentication shall be substantially in the form and be of the tenor and purport, respectively hereinbefore set forth.

         The Series 1993 Bonds shall bear annual interest (computed on the basis of a 360-day year consisting of 12 30-day months) at a rate of 6.00% and shall mature on May 1, 2003.

         Section 3.02. The Trustee, forthwith upon the execution and delivery of this Indenture or from time to time thereafter upon the execution and delivery to it by the Issuer of the Series 1993 Bonds and without any further action on the part of the Issuer, shall authenticate Series 1993 Bonds in the aggregate principal amount of not to exceed Fifteen Million Seven Hundred

Thousand Dollars ($15,700,000) and shall deliver them to or upon the Written Request of the Issuer.

         The Issuer shall simultaneously deposit with the Trustee all of the proceeds from the sale of the Series 1993 Bonds (including accrued interest on the Series 1993 Bonds from their date to the date of their delivery to the purchasers) as set forth in the Written Request of the Issuer and the Trustee shall out of such proceeds:

                  (a) Deposit to the credit of the Bond Fund the accrued interest on the Series 1993 Bonds from their date to the date of their delivery. It is understood that the amount so deposited shall constitute a credit to the Company on the then next succeeding payment or payments of Installment Payments due or to become due under the Agreement.

                  (b) Deposit with the Prior Trustee, to the credit of the General Account of the Bond Fund created under the Prior Indenture, the sum of $7,960,000.

                  (c) Deposit the remainder of such proceeds to the credit of the Construction Fund.

         Section 3.03. Subject to the provisions of this Article III, Bonds of any series other than Series 1993 Bonds shall contain such variant provisions, if any, as to date, maturity or serial maturities, interest rate (or interest rates in the case of serial maturities) and redemption, and shall be entitled to such sinking fund provisions and shall be limited to such aggregate principal amount, if any, as shall be determined by the Board of Directors of the Issuer and set forth in an indenture supplemental hereto at the time any such other series is created.

         Section 3.04. Bonds of series other than Series 1993 Bonds may be fully registered bonds, shall be of such denomination or denominations and shall be in such form or forms, not substantially different from the form of Series 1993 Bonds, except as may be occasioned by variant provisions applicable to such series. Bonds of any series may be endorsed with such notations or legends as may be required by any indenture supplemental hereto, or as may be required to conform to usage or law and be approved by the Trustee.

         Section 3.05. Subject to the provisions of Section 3.06 hereof, one or more series of Bonds in addition to the Series 1993 Bonds may be authenticated and delivered from time to time when authorized by resolution or resolutions of the Board of Directors of the Issuer which shall specify:

                  (a) The authorized principal amount of such series, the designation and denomination or denominations thereof and the directions for the authentication and delivery of the Bonds upon payment of the purchase price therein set forth;

                  (b)  The purpose for which such series is being issued;

                  (c) The date of such series and maturity dates and amounts of the Bonds thereof;

                  (d) The interest rate or rates of such series and the interest payment dates therefor, provided that the interest rate or rates shall be identical for all Bonds of a series of a like maturity and the interest payment dates shall be identical for all Bonds of a series;

                  (e) The redemption premiums and redemption terms, if any, for such Bonds; and

                  (f) Any other matters deemed appropriate or necessary by the Board of Directors of the Issuer and not inconsistent with the provisions of this Indenture.

         Section 3.06. So long as no event of default shall be continuing hereunder, the Issuer may issue additional Bonds under this Indenture pursuant to the provisions and limitations herein set forth, for any one or more of the purposes set forth in Section 2.06 of the Agreement; provided, however, that in no event shall the Issuer issue any additional Bonds hereunder if as a result of the issuance thereof the interest on the Series 1993 Bonds or the Bonds of additional series will not be fully excludable from the gross income of the recipients thereof under the Code. The Bonds of each series other than Series 1993 shall be executed by the Issuer and delivered to the Trustee and thereupon shall be authenticated by the Trustee and delivered to or upon the Written Request of the Issuer, but only upon receipt by the Trustee of:

                  (a)  A copy of the resolution or resolutions referred to in
         Section 3.05 hereof and of a resolution or resolutions of the Board of Directors of the Issuer authorizing or ratifying the supplemental instrument referred to in paragraph (b) of this Section 3.06, certified by the Secretary of the Issuer, and a Certified Resolution of the Issuer authorizing or ratifying a supplemental indenture authorizing the new series and pledging and assigning all rights of the Issuer under such supplemental instrument and the additional Installment Payments for such series to the Trustee.

                  (b) An executed counterpart of a supplemental instrument executed by the Issuer and the Company pursuant to Section 2.06 of the Agreement and Section 10.01 hereof containing a schedule of payments of Installment Payments which are not less than the payment of principal, premium, if any, and interest, when due, for such series and payments, if any, into reserve funds required to be made as a consequence of the issuance of such series.

                  (c) Executed counterpart or counterparts of a supplemental instrument or instruments as are necessary to subject to the lien of the Deed of Trust and/or the Security Agreement all property paid for with the proceeds of the new series of Bonds.

                  (d) An executed counterpart of a supplemental indenture setting forth the provisions of the new series and pledging and assigning to the Trustee all the right, title and interest of the Issuer in and to the supplemental instrument referred to in sub-paragraph (b) or (c) of this Section 3.06;

                  (e) An Opinion of Counsel to the effect that (i) such Bonds are valid and binding obligations of the Issuer and enforceable in accordance with their terms and the terms of this Indenture, subject to bankruptcy and insolvency laws; (ii) such Bonds have been duly and validly authorized and issued in acordance with law, this Indenture and the Agreement; (iii) the Agreement has been effectively supplemented by the supplemental instrument referred to in subparagraph (b) of this
         Section 3.06 and the Agreement as supplemented is valid and binding on the Issuer and the Company, subject to bankruptcy and insolvency laws; and (iv) the Indenture constitutes a valid first lien on the property described in the granting clauses thereof, as supplemented and amended, and that all rights of the Issuer under the supplemental instrument referred to in sub-paragraph (b) or (c) of this Section
         3.06 and all Installment Payments payable under the Agreement as so supplemented are effectively assigned to the Trustee for the security of the Bonds issued hereunder.

                  (f) An Officers' Certificate of the Issuer stating that no Bonds have been theretofore issued on the basis of the supplemental instrument referred to in subparagraph (b) of this Section 3.06 and that on the date of the authentication and delivery of such Bonds neither the Issuer nor the Company is in default in the performance or observance of any of the covenants, conditions, agreements or provisions of this Indenture, or the Agreement.

                  (g) A copy of the resolution or resolutions of the Board of Directors of the Company authorizing or ratifying the supplemental instruments referred to in sub-paragraph (b) or (c) of this Section 3.06, certified by the Secretary or an Assistant Secretary of the Company.

                  (h) A certificate of the Company stating that the Company approves the issuance of the Bonds of the new series and is not in default in the performance or observance of any of the covenants, conditions, agreements, or provisions of the Agreement, the Deed of Trust or the Security Agreement.

                  (i) The purchase price of the Bonds being delivered as stated in the resolution referred to in Section 3.05 hereof.

                  (j) A Written Request of the Issuer for the authentication and delivery of such Bonds.

                  (k) In the case of additional Bonds issued for the purpose of redeeming Bonds of any series prior to their stated maturity or maturities, such additional documents as shall be required by the Trustee to show that provision has been duly made in accordance with the terms of this Indenture for redemption of all of the Bonds to be refunded.

                  (l) An executed counterpart of a guaranty agreement executed by the Guarantor substantially in the form of the Guaranty Agreement, guaranteeing the payment of the principal of, redemption premium, if any, and interest on the additional series of Bonds.

         The proceeds from the sale of Bonds of such series received by the Trustee shall be applied by the Trustee in substantially the same manner as provided in Section 3.02 in regard to the Series 1993 Bonds; provided that in the case of additional Bonds issued for the purpose of redeeming Bonds of any series prior to their stated maturity or maturities, an amount which, with any other funds that shall be available therefor, will be sufficient for paying the principal and redemption premium, if any, of the Bonds to be refunded and the interest which shall accrue thereon to the date fixed for their payment or redemption, shall be deposited to the credit of a special account appropriately designated, to be held in trust by the Trustee for the sole and exclusive purpose of paying such principal, redemption premium and interest; and moneys held for the credit of such special account shall, as nearly as may be practicable and reasonable, be invested and reinvested by the Trustee in Government Obligations which shall mature, or which shall be subject to redemption by the holder thereof at the option of the holder, not later than the respective dates when the moneys held for the credit of such special account will be required for the purposes intended.

         Section 3.07. All Bonds of all series from time to time outstanding under this Indenture shall be equally and ratably secured both as to principal, premium, if any, and interest by this Indenture.

                                   ARTICLE IV

                        Accounts and Investment of Funds

         Section 4.01. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Bond Fund (OSCO Treatment Systems, Inc. Project)" (the "Bond Fund") which shall be used to pay the principal of, premium, if any, and interest on the Bonds. The Trustee shall keep and maintain adequate records pertaining to the Bond Fund and all disbursements therefrom.

         Section 4.02. There shall be deposited into the Bond Fund from the sale of the Series 1993 Bonds the amount specified in Section 3.02 (a) hereof. In addition, there shall be deposited into the Bond Fund, as and when received (a) any amount remaining in the Construction Fund (referred to in the Agreement as the Surplus Construction Fund Money) to the extent provided in

Section 2.07 of the Agreement; (b) all Installment Payments specified in Section
3.01 of the Agreement; (c) all moneys received by the Trustee under and pursuant to the Agreement which may be used by the Trustee for the redemption of Bonds;
(d) any payments received under the Guaranty Agreement; and (e) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement when accompanied by directions by the Company that such moneys are to be paid into the Bond Fund.

         Section 4.03. Except as provided in Sections 4.09 and 4.10 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds and for the redemption of the Bonds prior to maturity. Whenever the amount in the Bond Fund from any source whatsoever is sufficient to redeem all of the Bonds outstanding hereunder and to pay any applicable premium and interest to accrue thereon prior to such redemption, the Issuer shall (if the Company so directs) take and cause to be taken the necessary steps to redeem all of the Bonds on the next succeeding redemption date for which the required redemption notice may be given; provided, however, that any moneys in the Bond Fund may be used to redeem a part of the Bonds outstanding so long as the Company is not in default with respect to any Installment Payments and to the extent such moneys are in excess of the amount required for payment of Bonds theretofore matured or called for redemption and past due interest (including, without limitation, in all cases where such Bonds have not been presented for payment).

         Section 4.04. There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated "The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County Construction Fund (OSCO Treatment Systems, Inc. Project)" (the "Construction Fund"). Moneys in the Construction Fund shall be expended in accordance with the provisions of the Agreement, and particularly Section 2.07 thereof.

         The Trustee is hereby authorized and directed to issue its checks for each disbursement required by the aforesaid provisions of the Agreement.

         The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and after the New Project shall have been completed and a certificate of payment of all costs filed as provided in Section 4.05 hereof, the Trustee shall, if requested by the Company, file an accounting thereof with the Issuer and with the Company.

         Section 4.05. The completion of the New Project and the payment of all costs and expenses incident thereto shall be evidenced by the filing with the Trustee of the certificate of the Authorized Company Representative required by the provisions of Section 2.08 of the Agreement. As soon as practicable and in any event not more than sixty days from the date of the certificate referred to in the preceding sentence any balance attributable to the proceeds of the Series 1993 Bonds remaining in the Construction Fund shall be applied in accordance with instructions from the Company pursuant to Section 2.07 of the Agreement.

         Section 4.06. Reference is hereby made to Articles VIII and IX of the Agreement whereunder it is provided that under certain circumstances the net proceeds of insurance and condemnation awards are to be paid to the Trustee and to be disbursed and paid out as therein provided. The Trustee hereby accepts and agrees to perform the duties and obligations as therein specified.

         Section 4.07. A mortgage title insurance policy has been issued insuring the Trustee for the benefit of the holders of the Bonds. In the event that payment is made to the Trustee under said policy, such moneys shall be applied by the Trustee (i) first to remedy the defect in the title of the property for which such payment is made, and (ii) thereafter, to the extent of any such moneys remaining after the payments required by clause (i) of this
Section 4.07 shall have been made, to the redemption of Bonds pursuant to
Section 5.04 hereof, and any balance shall be paid to the Company.

         Section 4.08. All moneys received by the Trustee under the provisions of this Indenture shall be trust funds under the terms hereof and shall not be subject to lien or attachments of any creditor of the Issuer or the Company. Such moneys shall be held in trust and applied in accordance with the provisions of this Indenture.

         Section 4.09. Any moneys held as part of the Construction Fund or Bond Fund shall, to the extent permitted by law, at the written request of and as specified by the Authorized Company Representative, be invested and reinvested by the Trustee in accordance with the provisions of Section 2.10 of the Agreement. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Construction Fund or Bond Fund, as the case may be, and the interest accruing thereon and any profit realized from such investments shall be credited to such fund, and in the case of the Bond Fund constitute a credit against the next payment or payments of Installment Payments due under the Agreement and any loss resulting from such investments shall be charged to such fund. The Trustee is directed to sell and reduce to cash funds a sufficient amount of such investments whenever the cash balance in the Construction Fund or Bond Fund is insufficient to pay a requisition or payment when due, as the case may be when presented. The Trustee may make any and all investments permitted under this Section 4.09 through its own Bond Department or Trust Department.

         Section 4.10. Any amounts remaining in the Bond Fund, the Construction Fund or any other separate trust account maintained by the Trustee pursuant to this Indenture or the Agreement, after payment in full of the principal of, interest and premiums if any, on the Bonds (or provision for payment thereof as provided in this Indenture), the fees, charges and expenses of the Trustee and any paying agents and all other amounts required to be paid hereunder, shall be promptly paid to the Company as a refund of excess Installment Payments.


                                    ARTICLE V

                               Redemption of Bonds

         Section 5.01. Under the terms of Section 4.07(ii) of this Indenture and Sections 8.02, 8.03, 9.02, 10.04, 14.01 and 14.02 of the Agreement, moneys are to be paid to the Trustee and the Trustee shall use such moneys for the purpose of redeeming Bonds when redeemable, except as otherwise herein provided. The Series 1993 Bonds shall be so redeemable pursuant to the provisions of Section
5.04 and 5.05 hereof and Bonds of other series shall be so redeemable pursuant to the provisions of Section 5.09 hereof. The Issuer covenants that any and all such moneys received by it which are to be used to redeem Bonds shall be paid to the Trustee under this Indenture and, in such event, the Trustee shall use any and all such moneys to redeem Bonds when and as the Bonds shall in accordance with their terms be redeemable.

         Section 5.02. If moneys received by the Trustee under and pursuant to the provisions of Section 5.01 hereof for the purpose of redeeming Bonds are not sufficient to pay principal of and interest (and premium, if any) on the Bonds of all series until the next succeeding redemption date on which Bonds of such series may be redeemed and to redeem all the Bonds of such series on such redemption date, the Trustee shall, upon receipt, allocate such moneys among the various series of Bonds outstanding pro rata on the basis of the aggregate principal amount of the Bonds of each series then outstanding. The Trustee shall apply such money so allocated to the redemption of Bonds of each such series on the next succeeding date on which Bonds of such series may be redeemed in accordance with the terms thereof. Any redemption premium shall be paid out of such moneys. Any unapplied balance of such moneys so allocated to any series shall be held by the Trustee and applied to the next redemption of Bonds of such series hereunder. Notwithstanding the foregoing provisions of this Section 5.02, the Issuer may redeem all or any part of any series of Bonds pursuant to the optional redemption provisions of the Indenture applicable thereto without the Trustee's being required to allocate any moneys to the redemption of any other series of Bonds.

         Section 5.03.  (Intentionally Omitted).

         Section 5.04. The Series 1993 Bonds are subject to redemption at any time as a whole, but not in part, through the application of moneys received pursuant to Sections 8.02, 9.02 and 14.02(b) of the Agreement, and are subject to redemption at any time in whole or in part (less than all of such Bonds to be selected by lot in such manner as may be designated by the Trustee) through the application of moneys received pursuant to Section 4.07(ii) hereof or Section
8.03 of the Agreement, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued interest thereon to the date of redemption and without redemption premium.

         Section 5.05. The Trustee is hereby directed to use that portion of moneys received by it pursuant to Section 14.01 of the Agreement constituting the prepayment of All Unpaid Installments for the purpose of redeeming Series 1993 Bonds on the sixtieth (60th) day following the Determination of Taxability. The Series 1993 Bonds shall be subject to mandatory redemption through the application of such moneys as a whole, and not in part, at a redemption price equal to 100% of the principal amount of the Series 1993 Bonds to be redeemed and accrued interest thereon to the date fixed for redemption and without redemption premium.

         Section 5.06. If less than all of the Bonds of a particular maturity of a series shall be called for redemption, the particular portions ($5,000 or any integral multiple thereof) of Bonds of such maturity to be redeemed shall be selected by the Trustee by lot or in such other random manner as the Trustee in its discretion may determine.

         Section 5.07. Notice of redemption (unless waived by the Bondholder) shall be given by the Trustee by first class mail, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to the registered owner of each Bond designated for redemption. Each notice of redemption shall state the redemption date, the place of redemption, and the principal amount, and, if less than all of any one maturity, the distinctive numbers and letters of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed. In case any Bond is to be redeemed in part only, the notice of redemption which relates to that Bond shall also state that on or after the redemption date, upon surrender of the Bond, a new Bond will be issued. The notice of redemption shall also state that the interest on the Bonds, or portions of Bonds, in such notice designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds, or portions of Bonds, the principal amount thereof to be redeemed, premium, if any, and interest accrued thereon to the redemption date. Any notice of redemption which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the owner receives the notice. Failure to give notice by mail or any defect in the notice to the owner of any Bond designated for redemption shall not affect the validity of the proceedings for redemption.

         Section 5.08. Notice having been given in the manner and under the conditions hereinabove provided, and moneys for payment of the redemption price being held by the Trustee as provided in this Indenture (i) the Bonds, or portions of Bonds, so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price provided for redemption of such Bonds, or portions of Bonds, on such date and interest on the Bonds, or portions of Bonds, so called for redemption shall cease to accrue, (ii) such Bonds, or portions of Bonds, shall cease to be entitled to any lien, benefit or security under this Indenture, and (iii) the holders of said Bonds, or portions of Bonds, shall have no rights in respect thereof except to receive payment of the redemption price thereof.

         Section 5.09. Bonds of each other series are redeemable in the manner, at the time or times and at the premiums, if any, specified in the supplemental indenture relating to such series.

                                   ARTICLE VI

                 Covenants of the Issuer and Release of Property

         Section 6.01. (A) The Issuer agrees to procure and maintain (or cause the Company to procure and maintain) insurance of the type required to be procured and maintained by the Company under Article VI of the Agreement. Insurance of the type required by Section 6.02 of the Agreement shall be payable to the Trustee or the Company, as the case may be, as provided in Section 6.03 and Article IX of the Agreement. Any insurance moneys received by the Trustee pursuant to Article IX of the Agreement shall be held by it as a part of the Trust Estate and shall be used by it in the manner provided in this Section
6.01. Certificates from insurers evidencing the existence of all Policies required by Article VI of the Agreement shall be filed with the Trustee to the extent required by Section 6.04 of the Agreement. The Trustee shall review all such certificates of insurance to verify compliance with the requirements of
Article VI of the Agreement.

         If all or any part of the Project shall be destroyed or damaged and the Company repairs, rebuilds, replaces, restores or reconstructs the damaged Project pursuant to the provisions of Section 9.01 of the Agreement, the Trustee shall, from any insurance proceeds received and held by it on account of such damage or destruction, from time to time pay the costs of such repair, rebuilding, replacement, restoration and reconstruction, or reimburse the Company for payment of such costs, upon receipt of a request therefor substantially in the form of Exhibit A to the Agreement, modified to reflect a request for disbursement of insurance proceeds rather than moneys from the Construction Fund, signed by the Authorized Company Representative. Within 30 days after completion of such repair, rebuilding, replacement, restoration and reconstruction, the Company shall deliver to the Trustee an Officers' Certificate of the Company accompanied by an approving certificate of an engineer or architect employed by the Company stating that the Company has repaired, rebuilt, replaced, restored or reconstructed the damaged Project in such manner as to restore the Project, or portion thereof, to at least the market value thereof prior to such damage or destruction, that such repair, rebuilding, replacement, restoration and construction has been completed, or a portion thereof has been completed. Upon receipt of such Officer's Certificate and approving certificate of an engineer or architect any undisbursed insurance proceeds received and held by the Trustee on account of such damage of destruction shall be paid to the Company.

         If a substantial portion of the Project shall be destroyed or damaged while any Bonds are outstanding and the Company delivers and pays to the Trustee the certificate and amount required to be delivered and paid by it pursuant to the provisions of Section 9.02 of the Agreement, the Trustee shall pay and assign to the Company, in accordance with the provisions of Section 9.02 of the Agreement, all insurance proceeds received and held by it or receivable by it on account of such damage or destruction to the Project.

         (B) If the entire Project or any part thereof which is sufficient to render the remaining portion unsatisfactory for the Company's business purposes is taken by condemnation or sold under threat of condemnation while any Bonds remain Outstanding and the Company delivers and pays to the Trustee the certificate and amount required to be delivered and paid by it pursuant to the provisions of the Agreement, the Trustee shall pay and assign to the Company in accordance with the provisions of Section 8.02 of the Agreement any condemnation award received and held by it or receivable by it on account of such taking.

         (C) If a portion of the Project which is less than that referred to in paragraph (B) of this Section 6.01 is taken by condemnation or sold under threat of condemnation while any Bonds remain outstanding, the Trustee shall be furnished with the following:

         (1) an Officers' Certificate of the Company stating that the Company has elected to make the necessary adjustments in the Project suitable for its business purposes, or stating that no adjustments were required, as the case may be; and

         (2)      If the Officer's Certificate of the Company described in
                  (C)(1) above states that the Company has elected to make the necessary adjustments in the Project suitable for its business purposes, within 30 days after completion of such adjustments an Officer's Certificate of the Company stating that such adjustments have been completed.

         Upon receiving such items the Trustee shall, out of any condemnation award received and held by it on account of such taking:

                  (a) if the Officer's Certificate of the Company states that the Company has elected to make the necessary adjustments in the Project suitable for its business purposes, from time to time pay the cost of such adjustments, or reimburse the Company for payment by it of such costs, upon receipt by the Trustee of a request for such payment or reimbursement in substantially the form of Exhibit A attached to the Loan Agreement, modified to reflect a request for disbursement of condemnation proceeds rather than a request for disbursement of moneys from the Construction Fund; and

                  (b) apply the balance, if any, to the redemption of Bonds in accordance with the provisions of Article V hereof; provided, however, that if the amount of such balance exceeds the amount needed to redeem all of the outstanding Bonds, any excess shall be paid to the Company in accordance with the provisions of Section 4.10 hereof.

         Section 6.02. Reference is made to the provisions of the Agreement, including without limitation Article X thereof, whereby the Company may withdraw certain items of Equipment referred to in this Indenture and forming a part of the Trust Estate upon compliance with terms and conditions of the Agreement. The Trustee shall at the request of the Company release and confirm that any such Equipment is no longer subject to the Security Agreement or this Indenture upon compliance with the applicable provisions of the Agreement.

         Section 6.03. If no Event of Default shall have happened and be continuing hereunder as provided in Article VII hereof, the Company may at any time or times grant easements, rights of way or similar encumbrances affecting, dedicate or execute petitions with respect to, any portion or portions of the Project free from the lien of the Deed of Trust and this Indenture but only as provided in and subject to the provisions of Section 14.05 of the Agreement, and the Trustee shall execute and deliver a release of said portion from the lien of the Deed of Trust and this Indenture upon receipt by the Trustee of:

            (i) an Opinion of Counsel in form and substance satisfactory to the Trustee, to the effect that the action taken or proposed to be taken by the Company is in conformity with Section 14.05 of the Agreement relating to such property;

      (ii)  an Officers' Certificate of the Company stating that the dedication of said portion does not adversely affect the market value of the remaining portion thereof, nor the use of such remaining portion in the Company's business; and

      (iii) an undertaking of the Company, in form and substance satisfactory to the Trustee, to the effect that the Company shall remain obligated under the terms of the Agreement to the same extent as if said dedication had not been made and that the Company shall, if made necessary by such dedication, restore and rebuild said property to good condition and repair.

         Section 6.04. The Issuer covenants that so long as the Bonds or any of them shall be outstanding it will cause an office or agency where the Bonds may be presented for payment to be maintained in the United States. The Issuer hereby appoints NationsBank of Tennessee, N.A., Nashville, Tennessee, the office and agency where the Bonds may be presented for payment.

         Section 6.05. Subject to the provisions of Sections 2.01 and 6.17 hereof the Issuer covenants that it will promptly pay the principal of and interest on every Bond issued under the provisions of this Indenture at the place, on the dates and in the manner provided herein and in said Bonds, and any premium required for the retirement of said Bonds by purchase or redemption according to the true intent and meaning thereof and on or before each date on which any principal of or premium, if any, or interest on any of the Bonds becomes payable, whether at stated maturity thereof, by call for redemption, by declaration or otherwise the Issuer will irrevocably deposit with the Trustee, under the trusts hereof, the entire amount necessary to pay all the principal, premium, if any, and interest payable on such date on all Bonds then Outstanding.

         Section 6.06. So long as any of the Bonds shall remain Outstanding and unpaid, the Issuer will not directly or indirectly extend or assent to the extension of the time for the payment of any claim for interest of or upon any Bond, and will not directly or indirectly be a party to any arrangement therefor, either by purchasing or refunding or in any manner keeping alive such claim for interest, or otherwise; that in case the payment of any such claim for interest shall be so extended by or with or without the consent of the Issuer, then anything in this Indenture contained to the contrary notwithstanding, such claim for interest so extended shall not be entitled, in case of default hereunder, to any benefit of or from this Indenture, except after the prior payment in full of the principal of all Bonds issued hereunder and of such claims for interest as shall not have been so extended.

         Section 6.07. The Issuer covenants that while any Bonds are outstanding hereunder, moneys received by it from payments under the Agreement will, in aggregate, produce revenues which will be sufficient to make all payments which the Trustee is obligated to set aside in the various trust accounts established under Article IV.

         Section 6.08. The Issuer covenants and agrees and hereby appoints the Trustee to keep or cause to be kept proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipts, disbursements, allocation and application of the revenues received or disbursed pursuant to the Indenture and amount thereof forwarded to the Trustee, and such books shall be available for inspection by the holder of any of the Bonds at reasonable hours and under reasonable conditions.

         Section 6.09. Within two months after the close of each Fiscal Year, the Trustee shall prepare a statement for such Fiscal Year of all funds coming into its possession as Trustee under this Indenture and the application and allocation thereof. Not more than two months after the close of each Fiscal Year, the Trustee shall furnish to each holder of any of the Bonds, who may so request in writing, and to the Company and the Guarantor, a complete financial statement covering receipts, disbursements, allocation and application of revenues for such Fiscal Year accruing to the Trust Estate and dates and amount thereof forwarded to the Trustee for such Fiscal Year. The Trustee, the Company and the Guarantor shall at all times have access to the books and records of the Issuer relating to the Bonds and the Project. Also the records of the Trustee pertaining to the issue shall be available to and open for inspection by any Bondholder during normal business hours, and the Issuer covenants that it shall promptly furnish the Trustee such additional information as is deemed necessary by the Trustee to carry out the provisions of this Indenture and the trusts created hereby.

         Section 6.10. The Issuer covenants that all charges made by the Trustee and any paying agent for services rendered and for payment of principal of and interest on the Bonds (not paid by the Company) will be paid by the Issuer from revenues of the Trust Estate and will not be required to be paid by the holders of the Bonds.

         Section 6.11. The Issuer covenants that it is, at the date of the execution and delivery of this Indenture and will be so long as any Bonds are Outstanding hereunder, lawfully possessed of the Trust Estate; that the Agreement, the Deed of Trust and the Security Agreement are at the date of the execution and delivery of this Indenture the valid and subsisting contracts on the terms therein set forth; that the Agreement, the Deed of Trust and the Security Agreement were lawfully made by the Company; that the covenants contained in the Agreement, the Deed of Trust and the Security Agreement are valid and binding and that this Indenture is executed in conformity therewith; that the Issuer has good right, full power and lawful authority to grant, bargain and assign, and to transfer in trust, convey and pledge the Trust Estate in the manner and form herein provided; and that the Issuer forever will warrant and defend the title to the same to the Trustee against the claims of all persons whomsoever except for claims arising from presently existing restrictions or encumbrances.

         The Issuer and the Trustee shall without the consent of or notice to the holders of the Outstanding Bonds consent to any amendment, change or modification of the Agreement, the Deed of Trust, the Security Agreement and the Guaranty Agreement as may be required (i) by the provisions of the Agreement and this Indenture, (ii) in connection with the issuance of additional Bonds as specified in Article III hereof, (iii) for the purpose of curing any ambiguity or formal defect or omission, (iv) in connection with the furnishings and equipment described in the Security Agreement so as more precisely to identify the same or to delete or substitute or add additional furnishing and equipment acquired with the proceeds of the Bonds in accordance with the provisions hereof, or (v) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds.

         Except for the amendments, changes or modifications as hereinabove provided in this Section 6.11, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Agreement, the Deed of Trust, the Security Agreement and the Guaranty Agreement without the written approval or consent of the holders of not less than sixty-six and two-thirds per cent (66-2/3%) in aggregate principal amount of the Outstanding Bonds; provided, however, that no such modification shall result in the violation of any terms and provisions of Section 10.02 hereof.

         Section 6.12. The Issuer covenants that it will comply with all the terms and provisions of the Agreement, and the Certificate of Incorporation of the Issuer and that it will not engage in any activities or take any action which might result in the income of the Issuer becoming taxable to it or any interest payment on the Bonds becoming taxable to the recipient thereof.

         The Issuer covenants and certifies to and for the benefit of the holders of the Bonds from time to time Outstanding that so long as any of the Bonds remain Outstanding, the Issuer shall not direct that moneys on deposit in any fund or account in connection with the Bonds (whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources), be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

         Section 6.13. The Issuer further covenants and agrees as follows:

First:   Promptly to take such actions as may be necessary or proper to remedy or cure any defect in or cloud upon the title to the trust estate or any part thereof, whether now existing or hereafter developing, and to prosecute all such suits, actions and other proceedings as may be appropriate for such purposes and to indemnify and save the Trustee and every such Bondholder harmless from all loss, cost, damage and expenses, including attorneys' fees, which they or either of them may incur by reason of any such defect, cloud, suit, action or proceedings.

Second: To maintain its existence as a public non-profit corporation organized and existing under the Act and the laws of the State of Tennessee.

         Section 6.14. The Issuer will, at its cost, without expense to the Trustee or the holders of the Bonds, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged, and delivered all and every such further acts, conveyances, mortgages, assignments, transfers and assurances as the Trustee shall require, for the better assuring, conveying, mortgaging, assigning and confirming unto the Trustee all and singular the Trust Estate hereby mortgaged, conveyed or assigned or intended so to be, or which the Issuer may be or may hereafter become bound to mortgage, convey or assign to the Trustee, or for carrying out the intention or facilitating the performance of the terms of this Indenture or the Agreement.

         Section 6.15. The Issuer, forthwith upon the execution and delivery of this Indenture and thereafter from time to time, will, at the request of the Trustee, cause this Indenture, and each supplement hereto, and all financing statements, continuation statements and other instruments required by applicable law necessary in connection therewith to be filed, registered and recorded and refiled, reregistered and rerecorded as a lien upon the Trust Estate, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien hereof, and the title of the Trustee to, the Trust Estate and in order to entitle the Bonds then outstanding to the benefits and security of this Indenture, and will cause the Deed of Trust, and any supplement hereto, to be filed, registered or recorded and refiled, reregistered or rerecorded in such manner and in such places as may be required by law in order to publish notice and fully protect the validity thereof, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all further instruments which may be necessary for such publication, protection and entitlement. The Issuer will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, refiling, registration, reregistration, recording and rerecording and all expenses incidental to the preparation, execution and acknowledgment of this Indenture, the Agreement, the Deed of Trust and the Security Agreement and any instrument of further assurance and any supplements to any of said instruments and all federal or state stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the Agreement, the Deed of Trust and the Security Agreement, the Bonds, any instrument of further assurance, and any supplements to any of said instruments.

         Section 6.16. Promptly after any filing, registration or recording or any refiling, reregistration or rerecording of this Indenture, the Agreement, the Deed of Trust or the Security Agreement or any filing, registration, recording, refiling, reregistration or rerecording of any supplement to any of said instruments, any financing statement or instruments of similar character relating to any of said instruments or any instrument of further agreement which is required pursuant to Section 6.15, the Issuer will, at the request of the Trustee, deliver to the

Trustee an Opinion of Counsel to the effect that such filing, registration, recording, refiling, reregistration or rerecording has been duly accomplished and setting forth the particulars thereof.

         Section 6.17. Anything in this Indenture to the contrary notwithstanding, the performance by the Issuer of all duties and obligations imposed upon it hereby, the exercise by it of all powers granted to it hereunder, the carrying out of all covenants, agreements, and promises made by it hereunder, and the liability of the Issuer for all warranties and other covenants hereunder, shall be limited solely to the Trust Estate, including revenues and receipts derived from the Agreement, and the Issuer shall not be required to effectuate any of its duties, obligations, powers or covenants hereunder except to the extent of the Trust Estate and such revenues and receipts.

                                   ARTICLE VII

                           Events of Default; Remedies

         Section 7.01. If one or more of the following events (herein called "Events of Default" or "events of default") shall happen, that is to say,

                  (a) if default shall be made in the due and punctual payment of the principal of, or interest on any Bond when and as the same shall become due and payable, whether by declaration or otherwise;

                  (b) if default shall be made by the Issuer in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and such default shall have continued for a period of sixty (60) days after written notice thereof (or in the case of any such default which cannot with due diligence be cured within such 60-day period, if the Issuer shall fail to proceed promptly to commence curing the same and thereafter prosecute the curing of such default with due diligence, it being intended in connection with any such default not susceptible of being cured with due diligence within the 60 days that the time of the Issuer within which to cure the same shall be extended for such period as may be necessary to complete the curing of the same with all due diligence), specifying such default and requiring the same to be remedied, shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of not less than twenty five per cent (25%) in aggregate principal amount of the Outstanding Bonds;

                  (c) if (i) the Issuer files a petition in bankruptcy or for composition under any State or Federal bankruptcy or insolvency law, or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver for itself or the whole or any part of its property, or (ii) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of the Issuer, or the whole or any part of its property, or approving a petition filed against the Issuer seeking the bankruptcy or arrangement or reorganization of the Issuer under any applicable law or statute of the United States or the State of Tennessee and such order, judgment or decree shall not be vacated, set aside or stayed within sixty days from the date of the entry thereof, or (iii) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Issuer or the whole or any substantial part of its property, and such custody or control shall not be terminated within ninety days from the date of assumption of such custody or control, and if as a result of any of the foregoing events described in clauses (i) to (iii) any court, trustee or receiver either (A) asserts jurisdiction over or attempts in any way to obtain possession of any part of the Trust Estate, including the Project or Installment Payments, or (B) seeks to disaffirm or reject any obligations of the Issuer under the Indenture, the Bonds or the Agreement;

                  (d) if the Company shall default in any of its obligations under the Agreement, the Deed of Trust or the Security Agreement and such default shall not have been remedied within the applicable period of time for remedy, therein or in Article XIII of the Agreement expressed; or

                  (e) if the Guarantor shall default in its obligations under the Guaranty Agreement;

then and in each and every case during the continuance of such event of default unless cured by the Issuer within 60 days after written notice thereof (except for an Event of Default specified in subsection (a) hereof, in which case immediately) and unless the principal of all the Bonds shall have already become due and payable, the Trustee, by notice in writing to the Issuer, may, and upon the written request of the holders of not less than twenty-five per cent (25%) in principal amount of the Bonds at the time then outstanding shall, declare the principal of all the Bonds then outstanding hereunder, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding.

         This provision, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer or the Company shall pay to or shall deposit with the Trustee a sum sufficient to pay all principal on the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal and of interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured or provisions adequate shall have been made therefor, then, and in every such case, the holders of at least sixty-six and two-thirds per cent (66-2/3%) in aggregate principal amount of the Bonds then outstanding, by written notice to the Issuer and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences, but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

         Section 7.02. The Trustee, in case of the happening of an Event of Default specified in Section 7.01 hereof, may, and upon the written request of the holders of more than 50% in aggregate principal amount of the Bonds then outstanding, and upon being indemnified to its satisfaction, shall exercise any or all rights under the Guaranty or any or all rights of the Issuer under the Agreement including without limitation all rights of the Issuer to foreclose on or take possession of the Project under the Deed of Trust or the Security Agreement should the Company be in default under the Agreement.

         The Trustee may proceed to protect and enforce its rights and the rights of the holders of the Bonds under this Indenture by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power therein granted, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, may deem most effectual to protect and enforce any of the rights or interests under the Bonds and/or this Indenture. All rights of action under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof on any trial or other proceeding relative thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, and any recovery of judgment shall be for the ratable benefit of the holders of the Bonds.

         The Trustee, upon the bringing of a suit to foreclose this Indenture, as a matter of right, without notice and without giving bond to the Issuer or anyone claiming under it, may have a receiver appointed of all the mortgaged property and of the earnings, income, rents, issues and profits thereof pending such proceedings, with such powers as the court making such appointment shall confer, including such powers as may be necessary or usual in such cases for the protection, possession, control, management and operation of the mortgaged property, and the Issuer does hereby irrevocably consent to such appointment.

         The Trustee is hereby appointed, and the successive respective holders of the Bonds by taking and holding the same shall be conclusively deemed to have so appointed the Trustee, the true and lawful attorney in fact of the respective holders of the Bonds, with authority to make or file, in the respective names of the holders of the Bonds or in behalf of all holders of the Bonds, as a class, any proof of debt, amendment to proof of debt, petition or other documents; to receive payment of all sums becoming distributable on account thereof; to execute any other papers and documents and to do and perform any and all acts and things for and in behalf of all holders of the Bonds as a class, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the holders of the Bonds against the Issuer, the Company or the Guarantor allowed in any equity receivership, insolvency, liquidation, bankruptcy or other proceedings, to which the Issuer, the Company or the Guarantor shall be a party. The Trustee shall have full power of substitution and delegation in respect of any such powers. Upon the occurrence of an event of default under the Agreement the Trustee may enforce any and all rights of the Issuer thereunder.

         Section 7.03. The proceeds or avails of any sale pursuant to this
Article VII shall be paid to and applied by the Trustee as follows:

         (1) To the payment of costs and expenses of foreclosure or suit, if any, and of such sale and the reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all proper expenses, liabilities and advances incurred or made hereunder by the Trustee or by any holder or holders of the Bonds, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior liens subject to which said sale may have been made; then

         (2) (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                  First: to the payment to the persons entitled thereto of all installments of interest then due and payable in the order in which such installments become due and payable and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or preference except as to any difference in the respective rates of interest specified in the Bonds;

                  Second: to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due and payable (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on the principal amount of the Bonds at the respective rates specified therein from the respective dates upon which the Bonds became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the Bonds due and payable on any particular date, together with the interest, then to the payment first of the interest, ratably, according to the amount of the interest due on that date, and then to the payment of the principal, ratably, according to the amount of the principal due on that date, to the persons entitled thereto without any discrimination.

                  Third: to the payment of the interest on and the principal of the Bonds, to the purchase and retirement of Bonds and to the redemption of Bonds, all in accordance with the provisions of
                  Article V of this Indenture.

                  (b) If the principal of all the Bonds shall have become or shall have been declared due and payable, all the moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination of preferences except as to any difference in the respective rates of interest specified in the Bonds.

         (3) To the payment of the surplus, if any, to the Company, its successors and assigns, pursuant to Section 4.10 hereof, or to whomsoever may be lawfully entitled to receive the same.

         Section 7.04. No delay or omission of the Trustee or of any holder of any of the Bonds to exercise any right or power arising from any default on the part of the Issuer shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by the Trustee or Bondholders of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom, except as may be otherwise provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

         Section 7.05. No Bondholder shall have any right to institute or prosecute any suit or proceeding at law or in equity for the foreclosure hereof, for the appointment of a receiver of the Issuer, for the enforcement of any of the provisions hereof or of any remedies hereunder in respect to the mortgaged property unless the Trustee, after a request in writing by the holders of twenty-five per cent (25%) in aggregate principal amount of the Bonds then outstanding, provided, that the holders of the Bonds shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, shall have neglected for 60 days to take such action; provided, however, that the right of any holder of any Bond to receive payment of the principal thereof and/or interest thereon on or after the respective due dates expressed therein or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

         Section 7.06. Notwithstanding any provision herein to the contrary or the occurrence and continuance of any event of default by the Issuer hereunder, so long as the Company is not in default under the Agreement none of the Issuer, the Trustee nor any Bondholder or Bondholders shall have any right to accelerate or otherwise declare due and payable the remaining unpaid installments under the Agreement or take any action or initiate any proceedings under the Deed of Trust or the Security Agreement.

                                  ARTICLE VIII

                             Concerning the Trustee

         Section 8.01. The Trustee shall, prior to an Event of Default as defined in Section 7.01, and after the curing of all such events of default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture and shall have no implied duties hereunder. The Trustee shall, during the existence of any such Event of Default (which has not been cured) exercise such rights and powers vested in it by this Indenture and may in its discretion, but shall have no affirmative duty to, take such other actions as it deems to be in the best interest of the Bondholders, exercising such discretion with the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act, or its own misconduct, except that,

                  (a) prior to such an Event of Default hereunder and after the curing of all such events of default which may have occurred, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any Officers' Certificate, or Opinion of Counsel furnished to the Trustee and believed by it to be genuine and executed by the person or persons authorized to furnish the same, unless the Trustee knows that the matters upon which the certificate or opinion is based are erroneous;

                  (b) at all times, regardless of whether or not any such Event of Default shall exist:

                  (1) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee unless the Trustee was grossly negligent in ascertaining or failing to ascertain the pertinent facts;

                  (2) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of more than 50% (or such lesser or greater percentage as is specifically required or permitted by this Indenture) in aggregate principal amount of all Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee.

         Section 8.02. Except as otherwise provided in Section 8.01,

                  (a) the Trustee may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, notarial seal, stamp, acknowledgement, verification, request, consent, order, Bond or other paper or documents believed by it to be genuine and to have been signed or affixed or presented by the proper party or parties;

                  (b) any notice, request, direction, election, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer by any officer of the Issuer (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors of the Issuer may be evidenced to the Trustee by a Certified Resolution;

                  (c) in the administration of the trusts of the Indenture, the Trustee may execute any of the trusts or powers hereof directly or through its agents or attorneys and the Trustee may consult with counsel (who may be but need not necessarily be counsel for the Issuer or the Company) and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel;

                  (d) whenever in the administration of the trusts of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be exclusively proved and established by an Officers' Certificate of the Issuer; and such Officers' Certificate of the Issuer shall, in the absence of gross negligence or bad faith on the part of the Trustee, be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof, but in its discretion the Trustee may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable;

                  (e) the recitals herein and in the Bonds (except the Trustee's certificate of authentication thereon) shall be taken as the statement of the Issuer and shall not be considered as made by, or imposing any obligation or liability upon, the Trustee. The Trustee makes no representations as to the value or condition of the trust estate or any part thereof, or as to the title of the Issuer thereto, or as to the security afforded thereby or hereby, or as to the validity of this Indenture or of the Bonds issued hereunder, and the Trustee shall incur no liability or responsibility in respect of any of such matters;

                  (f) the Trustee shall not be personally liable in case of entry by it upon the Trust Estate for debts contracted or liability or damages incurred in the management or operation of the Trust Estate. The Trustee shall not in any event be required to take, defend or appear in any legal action or proceeding hereunder or to exercise any of the trusts or powers hereof unless it shall first be adequately indemnified to its satisfaction against the costs, expenses and liabilities which may be incurred thereby. Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this subsection (f);

                  (g) the Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements herein or in the Agreement or any contracts or securities assigned or conveyed to or mortgaged with the Trustee hereunder contained to be performed or observed by the Issuer or any party to the Agreement or such contracts or securities; nor shall the Trustee have any obligation, duty or liability under any of such agreements. The Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any default or Event of Default specified in Section 7.01(b), (c), (d) or (e) hereunder unless the Trustee shall receive from the Issuer or the holder of any Bond written notice stating that a default or Event of Default hereunder has occurred and specifying the same, and in the absence of such notice the Trustee may conclusively assume that there is no such default or Event of Default. Every provision contained in this Indenture or in the Agreement or any such contract or security wherein it is provided that the duty of the Trustee to take action or omit to take action or to permit the Issuer or any party to any such agreement to do any act or thing depends on the occurrence and continuance of such default hereunder or thereunder shall be subject to the provisions of this subsection (g);

                  (h) no duty with respect to effecting or maintaining insurance shall rest upon the Trustee and the Trustee shall not be responsible for any loss by reason of want or insufficiency of insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer or any other person;

                  (i) it shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Indenture, the Agreement, the Deed of Trust, the Security Agreement, any contracts or securities assigned or conveyed to or mortgaged with the Trustee hereunder, any instrument of further assurance, or any supplement to any of said instruments, except for continuation statements which may from time to time be required under the Tennessee Uniform Commercial Code, or to see to the payment of any fees, charges or taxes in connection therewith, or to give any notice thereof, or be under any duty in respect to any tax or assessment or other governmental charge which may be levied or assessed on the Trust Estate or any part thereof or against the Issuer. The Trustee shall be under no obligation to see to the payment or discharge of any liens upon the Trust Estate;

                  (j) the Trustee shall be under no duty to confirm or verify any financial or other statements or reports or certificates furnished pursuant to any provisions hereof, and shall be under no other duty in respect of the same except to retain the same in its files and permit the inspection of the same at reasonable times by the holder of any Bond;

                  (k) the Trustee shall not be under any obligation to give any consent, enter into any agreement, release any property or to take any other action which is discretionary with the Trustee under the provisions hereof except on written request of the holders of not less than any applicable specified percentage provided for in this Indenture or if no percentage is specified then sixty-six and two-thirds per cent (66-2/3%) in principal amount of the Bonds outstanding hereunder;

                  (l) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers; and

                  (m) the Trustee shall not be accountable for the use of proceeds from the sale of the Bonds disbursed by it in accordance with the provisions of this Indenture.

         Section 8.03. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Agreement, the Deed of Trust, the Security Agreement, the Guaranty Agreement or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of any of the Bonds authenticated or delivered hereunder or of the proceeds of such Bonds unless deposited with the Trustee.

         Section 8.04. The Trustee and its officers and directors may acquire and hold, or become the pledgee of, Bonds and otherwise deal with the Issuer in the manner and to the same extent and with like effect as though it were not trustee hereunder.

         Section 8.05. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received and shall be segregated from other funds. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Issuer to pay thereon.

         Section 8.06. Subject to the provisions of Section 6.17 of this Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Issuer will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation, and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property, other than cash, shall at any time be held by the Trustee subject to this Indenture, or any supplemental indenture, as security for the Bonds, the Trustee, if and to the extent authorized by a receivership, bankruptcy or other court of competent jurisdiction or by the instrument subjecting such property to the provisions of this Indenture as such security for the Bonds, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Issuer also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance of this trust, including the costs and expenses of defending itself against any claim or liability in the premises. The obligations of the Issuer under this Section 8.06 to compensate the Trustee for services and to pay or reimburse the Trustee for expenses, disbursements, liabilities and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall while an event of default hereunder is continuing have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such.

         Section 8.07. There shall at all times be a trustee hereunder which shall be a banking corporation or banking association organized and doing business under the laws of the United States or any State authorized under such laws to exercise corporate trust powers, having its principal office and place of business in any State, having a combined capital and surplus of at least Twenty-Five Million Dollars ($25,000,000), and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

         Section 8.08. (a) The Trustee may at any time resign by giving written notice by first class mail to the Issuer, to the Company and to each Bondholder. Upon receiving such notice of resignation, the Issuer, with the prior written approval of the Company, shall promptly appoint a successor trustee by an instrument in writing executed by order of its Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months may, on behalf of himself and others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)  In case at any time any of the following shall occur:

                  (1) The Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Bondholder who has been a bona fide holder of a Bond or Bonds for at least six months, or

                  (2) The Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Issuer may remove the Trustee and, with the prior written consent of the Company, appoint a successor trustee by an instrument in writing executed by order of its Board of Directors, or any such Bondholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of more than 50% in aggregate principal amount of all the Bonds at the time outstanding may at any time remove the Trustee and appoint a successor trustee by an instrument or concurrent instruments in writing signed by such Bondholders.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

         Section 8.09. Any successor trustee appointed as provided in Section
8.08 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor in the trusts hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the Written Request of the Issuer or the request of the successor trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and duties. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure the amounts due it as compensation, reimbursement, expenses and indemnity afforded to it by Section 8.06.

         No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Issuer shall give written notice by first class mail to each Bondholder of the succession of such trustee to the trusts hereunder. If the Issuer fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

         Section 8.10. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such successor trustee shall be eligible under the provisions of Section 8.07.

         Section 8.11. Whenever the Trustee gives notice to the Bondholders of any Event of Default, it shall also furnish a copy of such notice to the Underwriter.

         Section 8.12. The Trustee shall provide the rating agency whose credit rating on any of the Bonds is in effect with prompt written notice of (i) any change of Trustee hereunder, (ii) any material change in the Loan Agreement, the Deed of Trust, the Security Agreement, the Indenture or the Guaranty Agreement,
(iii) payment of all the Bonds, (iv) expiration of the Guaranty Agreement, or
(v) defeasance of all of the Bonds in accordance with Article XI hereof. The obligations of the Trustee under this Section shall survive defeasance of the Bonds in accordance with Article XI hereof.

                                   ARTICLE IX

                        Evidence of Rights of Bondholders

         Section 9.01. Any request, consent or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Issuer if made in the manner provided in this Article.

         Section 9.02. The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgements of deeds, certifying that the person signing such request, consent or other instrument acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership such affidavit or certificate shall also constitute sufficient proof of his authority.

         Section 9.03. The ownership of the Bonds shall be proved by the register of such Bonds. Any request, consent or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such request, consent or vote.

         Section 9.04. In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, the Company, the Guarantor or by any other obligor on the Bonds, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purpose of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under common control with the Issuer or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken in good faith upon the advice of counsel shall be full protection to the Trustee.

                                    ARTICLE X

                             Supplemental Indenture

         Section 10.01. The Issuer, when authorized by resolution of its Board of Directors, and the Trustee from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may, with the prior written consent of the Company and the Guarantor, enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof, for any one or more or all of the following purposes:

                  (a) to add to the covenants and agreements of the Issuer in this Indenture contained, other covenants and agreements thereafter to be observed or to surrender any right or power herein reserved or conferred upon the Issuer;

                  (b) to make such provisions for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Issuer may deem necessary or desirable and not inconsistent with this Indenture and which shall not adversely affect the interests of the holders of the Bonds;

                  (c) to subject, describe or redescribe any property subjected or to be subjected to the lien of this Indenture;

                  (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in affect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                  (e) to provide for additional series of Bonds to the extent permitted by this Indenture; and

                  (f) to effect any other amendment to this Indenture which, in the judgment of the Trustee, will not adversely affect the interests of the holders.

         Any supplemental indenture authorized by the provisions of this Section
10.01 may be executed by the Issuer and the Trustee without the consent of the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 10.02, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 10.02. With the consent (evidenced as provided in Article IX) of the holders of not less than sixty-six and two-thirds per cent (66-2/3%) in aggregate principal amount of the Bonds at the time outstanding and with the prior written consent of the Company and the Guarantor, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of the Bonds or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) reduce the aforesaid percentage of holders of Bonds required to approve any such supplemental Indenture, or (3) permit the creation of any lien on the properties mortgaged and conveyed hereunder prior to or on a parity with the lien of this Indenture (except for the issuance of additional Bonds permitted hereunder) or deprive the holders of the Bonds of the lien created by this Indenture upon said properties, without the consent of the holders of all the Bonds then outstanding. Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders, as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Bondholders under this
Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 10.03. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all holders of Bonds outstanding thereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 10.04. The Trustee in the absence of bad faith may rely on an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article X complies with the requirements of this Article X.

         Section 10.05. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may bear a notation, in form approved by the Trustee, as to any matter provided for in such supplemental indenture and if such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Bonds then outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.

                                   ARTICLE XI

                          Defeasance; Unclaimed Moneys

         Section 11.01. If the Issuer shall pay and discharge the entire indebtedness on all Bonds outstanding hereunder in any one or more of the following ways, to-wit:

         A. by well and truly paying or causing to be paid the principal of (including redemption premium, if any) and interest on Bonds outstanding hereunder, as and when the same become due and payable;

         B. by (i) depositing or causing to be deposited with the Trustee, in trust, at or before the date of maturity or redemption, sufficient money or Government Obligations the principal of and interest on which, when due and payable, will provide sufficient moneys to pay or redeem the Bonds outstanding hereunder and to pay interest thereon until the maturity or redemption date and
                  (ii) delivery to the Trustee an opinion of nationally recognized bond counsel that such deposit and redemption will not cause interest on the Bonds to be includable in gross income for federal income tax purposes; and/or

         C. by delivering to the Trustee, for cancellation by it, Bonds outstanding hereunder;

and if the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then and in that case this Indenture shall cease, determine and become null and void, and thereupon the Trustee shall, upon Written Request of the Issuer, and upon receipt by the Trustee of an Officers' Certificate of the Issuer and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Trustee to charge and be reimbursed by the Issuer for any expenditures which it may thereafter incur in connection herewith, subject to the provisions of Section 6.17 of this Indenture.

         The Issuer may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder; which the Issuer may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

         Section 11.02. Upon the deposit with the Trustee, in trust, at or before maturity, of moneys or Government Obligations in the necessary amount to pay or redeem Bonds outstanding hereunder (whether upon or prior to their maturity or the redemption date of such Bonds), and to pay interest thereon until the maturity or redemption date provided that if such Bonds are to be prior to the maturity thereof notice of such redemption shall have been given as in Article V provided or provisions satisfactory to the Trustee shall have been made for the giving of such notice, all liability of the Issuer in respect of such Bonds shall cease, terminate and be completely discharged and the holders thereof shall thereafter be entitled only to payment out of the money or Government Obligations deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Section 11.03.

         Section 11.03. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee or any other paying agent in trust for the payment of the principal of, or interest or premium on, any Bond then due and payable shall be retained and not invested. Any such moneys remaining unclaimed for three (3) years after the principal of such Bond outstanding hereunder has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Company upon its Written Request, and the holder of such Bond shall thereafter be entitled to look only to the Company for repayment thereof, and all liability of the Trustee or any other paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or other paying agent, as the case may be, may (at the cost of the Company but subject to Section 6.17 hereof) first publish a notice, in such form as may be deemed appropriate by the Trustee or such paying agent, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Company of the moneys held for the payment thereof. Such notice shall be published at least once in an Authorized Newspaper. In the event of the repayment of any such moneys to the Company as aforesaid, the holders of the Bonds in respect to which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Company for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Company (without interest thereon). Notwithstanding the foregoing, the Trustee shall, upon the Written Request of the Company, repay such moneys to the Issuer at any time earlier than three (3) years if failure to repay such moneys to the Issuer within such earlier period shall give rise to the operation of any escheat statute under applicable state law.

                                   ARTICLE XII

                            Miscellaneous Provisions
         Section 12.01. All the covenants, stipulations, promises and agreements in this Indenture contained, by or in behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

         Section 12.02. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Issuer, the Trustee and the holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenants, conditions or provisions therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee and the holders of the Bonds issued hereunder, provided, however, this Section 12.02 shall not diminish, restrict or otherwise adversely affect the rights or benefits acquired by the Company or the Guarantor by assignments or subrogation from the Issuer, Trustee or the holders of the Bonds issued hereunder.

         Section 12.03. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Section 12.04. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Bonds, the Trustee may, unless the Issuer shall by Written Request direct otherwise, in lieu of such cancellation and delivery, destroy such Bonds and deliver a certificate of such destruction to the Issuer.

         Section 12.05. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or the Bonds, but this Indenture and the Bonds shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         Section 12.06. Any notice to or demand upon the Trustee may be served, or presented, and such demand may be made, at the main office of the Trustee, NationsBank Plaza, Nashville, Tennessee 37219, Attention: Corporate Trust Department, and shall be deemed given only upon actual receipt by the Trustee. Any notice to or demand upon the Issuer, the Company, the Guarantor or the Underwriter shall be deemed to have been sufficiently given or served for all purposes by being deposited, postage prepaid, in a post office letter box addressed (a) if to the Issuer, to it at 2021 Gallatin Road North, Suite 132, Madison, Tennessee 37115, or such other address as may be filed in writing by the Issuer with the Trustee, (b) if to the Company as provided in Section 15.07 of the Loan Agreement, (c) if to the Guarantor, as provided in Section 15.07 of the Loan Agreement for copies of notices to the Company, and (d) if to the Underwriter, to it at 330 Commerce Street, Nashville, Tennessee 37201,
Attention: Municipal Finance Department, or at such other address as it from time to time may have designated by written notice to the Company and the Trustee.

         Section 12.07. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

         Section 12.08. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Bond hereby secured, or under any judgment obtained against the Issuer, or to the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute otherwise or under any circumstances, under or independent of this Indenture, shall be had against any incorporator, member, director, or officer, as such past, present or future, of the Issuer, either directly or through the Issuer, or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to the holder of any Bond issued hereunder or otherwise, of any sum that may be due and unpaid by the Issuer upon any such Bond. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director, or officer as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Issuer or any receiver thereof, or for or to the holder of any Bond issued hereunder or otherwise, of any sum that may remain due and unpaid upon the Bonds hereby secured or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of this Indenture and the issue of such Bonds.

         Section 12.09. The Metropolitan Government of Nashville and Davidson County, Tennessee shall not in any event be liable for the payment of the principal of, premium, if any, or interest on any of the Bonds issued hereunder, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Issuer, and none of the Bonds of the Issuer issued hereunder or any of its agreements or obligations herein or otherwise shall be construed to constitute an indebtedness of the Metropolitan Government of Nashville and Davidson County, Tennessee within the meaning of any constitutional or statutory provision whatsoever.

         Section 12.10. This Indenture shall be governed exclusively by the applicable laws of the State of Tennessee.

         Section 12.11. If, at the time any payment hereunder is required to be made to the Company, the Company is not in existence, then such payment shall be made to the person or entity lawfully entitled thereto.

         Section 12.12. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may, unless otherwise provided in this Indenture or the Agreement, be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

         IN WITNESS WHEREOF, THE INDUSTRIAL DEVELOPMENT BOARD OF THE METROPOLITAN GOVERNMENT OF NASHVILLE AND DAVIDSON COUNTY has caused these presents to be signed in its name and behalf by its ___________ Chairman and its __________ Secretary and to evidence its acceptance of the trusts hereby created NATIONSBANK OF TENNESSEE, N.A., has caused these presents to be signed in its name and behalf by its ____________________ and its ___________________ all as
of the first day of May, 1993.

                                              THE INDUSTRIAL DEVELOPMENT BOARD
                                              OF THE METROPOLITAN GOVERNMENT OF
                                              NASHVILLE AND DAVIDSON COUNTY

                                              By:
                                                 ------------------------------
                                                                       Chairman
                                                              ---------
-----------------------
              Secretary
--------------
                                              NATIONSBANK OF TENNESSEE, N.A.,
                                                as Trustee


                                                     By:
                                                        ------------------------
                                                            -----------------


ATTEST:

--------------------------
      --------------